EXHIBIT 4.1

                             NOTE PURCHASE AGREEMENT

      This Note Purchase Agreement (this "Agreement") is made as of April 23, 2004 (the "Closing Date") by and between Ceptor Corporation, a Delaware corporation (the "Company"), and the persons or entities listed as investors and set forth on Schedule 1, annexed hereto (the "Holders"), and Xechem International, Inc., a Delaware corporation (the "Parent").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to sell and issue to the Holders, and the Holders wish to purchase from the Company $1,100,000.00 of the Company's eight (8%) percent convertible Notes (the "Note") due October 22, 2004 (the "Maturity Date") having the rights and privileges set forth in the Form of Note of the Company substantially as set forth on Exhibit A annexed hereto; and

      WHEREAS, as additional consideration for the purchase of the Note, Company has agreed to issue to the Holders 366,667 shares (the "Investor Shares") of the Common Stock, $0.00001 per share, par value, of the Company (the "Common Stock"), which Investor Shares shall be distributed by the Selling Agent (as hereinafter defined) to the Note Holders pro-rata in accordance with the value of Notes purchased hereunder by each Note Holder; and

      WHEREAS, in order to induce the Holders to purchase the Company's Note, Parent agrees that in the event the Company defaults in the repayment of any amount due and owing under the Note on the due date thereof, Holders may put the Note to Parent for conversion in the total amount of such unpaid principal plus interest outstanding on the Maturity Date, such put to be payable solely in shares of the common stock, par value $0.00001 per share, of Parent (the "Conversion Securities"), upon notice to Parent at a price per share equal to the Conversion Price (as hereinafter defined).

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. The Funds. On the Closing Date, the Holders shall deliver to the Company $1,100,000.00 in cash (the "Funds") by delivery of a certified check payable to the Company or by wire transfer to the account of the Company.

      Viewtrade Financial (the "Selling Agent") has served as selling agent with respect to the offer and sale of the Notes. As compensation for the Selling Agent's services hereunder, the Company shall pay to Selling Agent in cash a selling commission ("Commission") upon each Closing, in an amount equal to ten percent (10%) of the aggregate sales price of the Notes sold through the efforts of Selling Agent or its authorized agent. The Company shall also pay the Selling Agent at each Closing a non-accountable expense allowance of two (2%) percent of the aggregate sales price of each Note sold by Company through the efforts of Selling Agent or its authorized agent.

      2. The Note. On the Closing Date, the Company shall execute and deliver to the Holders a convertible promissory note, the form of which is annexed hereto as Exhibit A (the "Note").

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as follows:

            (a) Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

            (b) No Conflict. This Agreement does not: (i) conflict with any provision of the Company's Certificate of Incorporation or Bylaws, both as amended to date; or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party (collectively, "Company Agreements"); or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

            (c) Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

            (d) Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock held by Parent. Immediately following the date hereof, Company shall amend its Certificate of Incorporation and split its stock following which the Company shall have authorized for issuance 50,000,000 shares of capital consisting of 40,000,000 of Common Stock, par value $0.00001 per share, and 10,000,000 Preferred Stock, of which 3,000,000 shall be issued and outstanding shares of common stock held by Parent and 2,333,333 shall be shares of common subject to a fully vested option in favor of the management group of the Company to be exercised following the date hereof, with such restrictions, and subject to such conditions on exercise and/or forfeiture or transfer, as are determined by the Board of Directors of the Company. In addition, the Company will following the date hereof, adopt an incentive plan for employees and others under which there will be reserved for issuance fifteen (15%) percent of the issued and outstanding fully-diluted common stock of the Company to be issued from time to time. Company agrees not to grant any options to William Pursley from the aforesaid incentive plan for a period of twelve (12) months from the date hereof.


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

            (e) Common Shares. The Investor Shares are, and the Conversion Securities, when issued, will be, validly issued, fully-paid and non-assessable, free and clear of any and all liens, claims and encumbrances. The Conversion Securities will be reserved for issuance by Parent, based upon a conversion price of $0.07 per share.

            (f) No Undisclosed Liabilities. Except for a note due December 31, 2005 payable to Marge Chassman, Trustee in the original face amount of $250,000 and a note due December 31, 2005 payable to Claire Strauss, Trustee, in the original face amount of $125,000 (the current outstanding balances of which are set forth in the books and records of the Company), the Company has no material liabilities or obligations not disclosed to Holders, other than those liabilities incurred in the ordinary course of the Company's business since December 31, 2003.

            (g) Brokers. Neither Holders, Company nor Parent has taken any action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company, Parent or Holders relating to this Agreement or the transactions contemplated hereby.

      4. Representations and Warranties of the Holders. The Holders represent and warrants to the Company as of the Closing Date and upon conversion of the Note as follows (the Note and the securities issuable upon conversion of the Note are collectively referred to as the "Securities"):

            (a) All action on the part of the Holders for the authorization, execution, delivery and performance by the Holders of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Holders, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

            (b) The Holders are acquiring the Securities for investment for their own account and not with a view to, or for resale in connection with, any distribution. The Holders understand that the Securities to be acquired have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

            (c) The Holders represent that except as otherwise disclosed to the Company, in writing, prior to the Holders' execution of this Agreement, the Holders are each an Accredited Investor, as defined in Rule 501 promulgated under the Act. The Holders also represent the Holders have not been organized for the purpose of acquiring the Securities.

            (d) The Holders are experienced in evaluating and investing in securities of companies similarly situated to the Company, and acknowledge that they are able to fend for themselves, can bear the economic risk of an investment in the Securities, and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in the Securities.


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

            (e) The Holders believe they have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. The Holders further represent that such Holders have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

            (f) The Holders acknowledge that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Holders are aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, unless the Holders are an affiliate of the Company, among other things, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

            (g) The Holders hereby represent that the Holders have satisfied themselves as to the full observance of the laws of the Holders' jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within the Holders' jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, conversion, sale, or transfer of the Securities. The Holders' subscription and payment for, and the Holders' continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Holders' jurisdiction. The Holders understand and agree that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement

      5. Legends. All certificates representing any shares of the capital stock of the Parent issuable upon conversion of the Note shall have endorsed thereon a legend substantially as follows:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      6. Filing of Registration Statement. Upon demand by Holders given following issuance by Parent of any amount in excess of $250,000 of Conversion Securities and declaration of a default with respect to the Note and failure to cure the same within forty-eight hours, Parent shall prepare, and, as soon as practicable (a) file a registration statement with respect to the resale by Holders (or any transferee or assignee from Holders) of the Conversion Securities and shall include therein such number of shares of Conversion Securities as the Notes shall be convertible at the time of such registration (the "Registrable Securities") (the "Registration Statement"). Parent agrees that it shall file within thirty (30) days of demand and declaration of a default with respect to the Note and failure to cure the same within forty-eight hours, and shall use its best efforts to cause to be declared effective a Registration Statement for all Registrable Securities by SEC no later than one-hundred and eighty (180) days from filing date. In the event either of these periods shall not be met, Parent shall pay a cash penalty of two (2%) percent per month for each month that the Registration shall not be declared effective, or filed. In the event the Registration Statement has not been declared effective or filed within the periods set forth above, the Note Holders shall have the option at any time to force repayment of all of the outstanding principal and/or interest under the Note at a sum equal to 100% of the outstanding principal and/or interest balance then due.


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

            (a) Registration Procedures. The Registration Statement shall be filed pursuant to the procedures set forth below:

                  (i) The Parent shall use its best efforts to cause the
            Registration Statement to be filed and to become effective as soon as possible after it is filed, and remain continuously effective, until the earlier of (i) all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the sellers set forth in such Registration Statement and (ii) two hundred seventy (270) days after such Registration Statement has been declared effective provided, that if for any portion of such period the Registration Statement is not effective, then such requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and the Parent shall prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete during such period. In the event the Registration Statement has not been declared effective or filed within the periods set forth above, Parent shall have the option at any time to repay all of the outstanding principal and or interest under the Note.

                  (ii) The Parent shall notify the sellers participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (iii) The Parent shall furnish to the sellers participating in such registration such reasonable number of copies of the Registration Statement and prospectus and such other documents as the sellers may reasonably request in order to facilitate the public offering of the Registrable Securities;

                  (iv) The Parent shall use its best efforts to register or
            qualify the Registrable Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the sellers participating in such registration may reasonably request, provided, however, that the Parent shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such securities;


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

                  (v) The Parent shall notify the sellers participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (vi) The Parent shall prepare and file with the SEC, promptly upon the request of any seller participating in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or prospectus which, in the reasonable opinion of counsel for the sellers is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the sellers or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

                  (vii) The Parent shall prepare and promptly file with the SEC and promptly notify the sellers participating in such registration of the filing of such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Parent shall make available to the sellers and to the underwriters any such supplement or amendment. The sellers participating in such registration agree that, upon receipt of any notice from the Parent of the occurrence of any event of the kind described in this Section 6(a)(vii), the sellers will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the sellers and underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Parent, the sellers will deliver to the Parent all copies, other than permanent file copies then in the sellers' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Parent shall give such notice, the Parent shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 6.2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the sellers such supplemented or amended prospectus;


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

                  (viii) The Parent shall advise the sellers participating in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (ix) The Parent shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Parent's security Holders' earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Parent's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (x) The Parent shall not file any amendment or supplement to the Registration Statement or prospectus to which a majority in interest of the sellers participating in such registration has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof unless the Parent shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the sellers.

                  (xi) The Parent may, at its option, register additional shares of Parent common stock in the Registration Statement for sale by other Holders of its Common Stock or include the Registrable Securities in a registration in which shares of its Common Stock are sold to an underwriter for reoffering to the public (an "Underwritten Offering").

            (b) Expenses of Registration.

                  (i) All expenses of the Parent incident to the Parent's
            performance of or compliance with the provisions of this Section 6 shall be borne by the Parent including without limitation:

                  (ii) All registration and filing fees;

                  (iii) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Parent in connection with blue sky qualifications of the Registrable Securities; provided, however, that the Parent shall not be required to consent to general service of process in any such state);

                  (iv) Fees and disbursements of counsel for the Parent, and their independent auditors.


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

      Nothing in this Section 6 shall be deemed to require the Parent to pay or bear any expenses of any seller's attorneys or accountants or any other personal expenses or any underwriting discounts relating to the Registrable Securities, selling commissions or similar fees attributable pro rata to the Registrable Securities if such registration results in an Underwritten Offering of all or any portion of the Registrable Securities.

            (c) Sellers' Agreements.

                  (i) The sellers participating in such registration shall
            promptly provide all information concerning such sellers and/or the Seller required to be included in the Registration Statement which is requested by the Parent.

                  (ii) In the event any of the Registrable Securities are
            included in an underwritten offering, each seller participating in such registration agrees to enter into with the managing underwriter of such offering, and perform its obligations under: (i) an underwriting agreement, in usual and customary form; and (ii) a lock-up agreement similar in form and substance to lock-up agreements executed by other executive officers and directors of the Parent.

      Notwithstanding anything to the contrary in Section 6(b), at any time after the Registration Statement has been declared effective, the Parent may delay the disclosure of material, non-public information concerning the Parent the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Parent and its counsel, in the best interest of the Parent and, in the opinion of counsel to the Parent, otherwise required (a "Grace Period"); provided, that the Parent shall promptly (i) notify the sellers participating in such registration in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the sellers in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive three hundred and sixty-five (365) day period, there shall be only three Grace Periods, any such Grace Period not to exceed seventy-five (75) consecutive days in the aggregate and all Grace Periods combined not to exceed one-hundred and eighty (180) days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the sellers receive the notice referred to in clause (i) above and shall end on and include the date the sellers receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Parent shall again be bound by the first sentence of Section 6.2(g) with respect to the information giving rise thereto.

                  (d) Exception to Filing of Registration Statement.
            Notwithstanding the provisions of this Section 6, the Parent shall have no further obligation to file any Registration Statement hereunder or maintain the effectiveness of any Registration Statement filed with respect to any seller in the event all of the Registrable Securities owned by such Seller: (i) have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act: or (ii) are otherwise freely transferable without restriction under the Securities Act.


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

      7. General Provisions.

            (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

            (b) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                        If to the Company:

                        Ceptor Corporation
                        200 International Circle
                        Suite 5100
                        Hunt Valley, Maryland  21030
                        (410) 527-9867 (fax)

                        Att: William Pursley, Chief Executive Officer,

                        With a copy to:

                        Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower
                        65 East 55th Street

                        New York, New York 10022
                        (212) 451-2222 (fax)
                        Att: Harvey J. Kesner, Esq.

                        If to the Parent:

                        Xechem International, Inc.
                        100 Jersey Avenue
                        Building B, Suite 310
                        New Brunswick, New Jersey 08901-3279

                        Att: Ramesh C. Pandey, Chief Executive Officer 732-247-4090 (fax)

                        With a copy to:

                        Shefsky & Froelich Ltd.
                        444 North Michigan Avenue
                        Suite 2500
                        Chicago, Illinois 60611
                        Att:  Mitch Goldsmith, Esq.
                        312-527-3194 (fax)


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

                        If to the Holders :

                        To such names and addresses as shall be set forth on Exhibit A hereto With a copy to:

                        Blank Rome LLP
                        Bruce C. Rosetto, Esq.
                        1200 North Federal Highway
                        Suite 417
                        Boca Raton, Florida 33432
                        Att: Bruce C. Rosetto, Esq.
                        561-417-8186 (fax)

                  (c) Entire Agreement. Except as otherwise provided herein, this Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  (d) Amendment. This Agreement may only be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  (e) Successors and Assigns. Except as otherwise expressly
            provided in this Agreement or the Note, the provisions of this Agreement and the Note shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  (f) Severability. In case any provision of this Agreement
            shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (g) Titles and Subtitles. The titles of the Sections of this
            Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  (h) Expenses. The Company and the Holders shall each bear
            their own expenses incurred with respect to this transaction.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.


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

      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by its officers thereunto duly authorized.

                                        "Company"

                                        CEPTOR CORPORATION.

                                        By:
                                           -------------------------------------
                                           Name:  William Pursley
                                           Title:   Chief Executive Officer

                                        XECHEM INTERNATIONAL, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        "Holders"

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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

                                   SCHEDULE 1

                                    INVESTORS


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

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


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